Exhibit 10.1

FOURTH AMENDMENT TO CREDIT AGREEMENT

This FOURTH AMENDMENT TO CREDIT AGREEMENT (“Amendment”), dated as of January 22, 2009, among THE RYLAND GROUP, INC., a Maryland corporation (the “Borrower”), the Lenders that are identified on the signature pages hereto and JPMORGAN CHASE BANK, N.A., as Agent (the “Agent”).

RECITALS

WHEREAS, the Borrower, the Lenders identified on the signature pages hereto, certain other Lenders and Agent are parties to that certain Credit Agreement dated as of January 12, 2006 (as amended by First Amendment to Credit Agreement dated as of October 17, 2007, a Second Amendment to Credit Agreement dated as of February 15, 2008, a Third Amendment to Credit Agreement dated as of June 27, 2008 and as it may be further amended, renewed and restated from time to time, the “Credit Agreement”) (all capitalized terms not defined herein shall have the meanings given such terms in the Credit Agreement);

WHEREAS, the Borrower and the Lenders desire to amend the Credit Agreement for the purposes hereinafter set forth;

NOW, THEREFORE, for good and valuable consideration, the parties hereto hereby agree as follows:

1.                                       Amendment of Article 1.

(a)                          Amended Definitions.  The following defined terms in Article I of the Credit Agreement are hereby amended and restated in their entirety to read as follows:

“Alternate Base Rate” shall mean, for any day, a rate per annum equal to (i) the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus ½ of 1% and (c) the Adjusted LIBO Rate for a one month Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1%, provided that, for the avoidance of doubt, the Adjusted LIBO Rate for any day shall be based on the rate appearing on the Reuters BBA Libor Rates Page 3750 (or on any successor or substitute page of such page) at approximately 11:00 a.m. London time on such day plus (ii) the Applicable Margin for the Alternate Base Rate.  Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate, respectively.

“Applicable Margin” means a rate per annum equal to the “Applicable Margin” as determined from time to time pursuant to the Pricing Schedule.

“Consolidated Interest Incurred” means, for any period, for the Borrower and the Guarantors (specifically excluding any Subsidiaries that are not Guarantors) on a consolidated basis, interest expense plus interest capitalized into inventory in such period less interest income included in revenues in determining Consolidated Net Income for such period.  To the extent that under GAAP premiums on prepayment of Indebtedness would be included in interest expense, such premiums shall not be included in Consolidated Interest Incurred.

“Interest Coverage Ratio” means, as of the end of each fiscal quarter of the Borrower, for the twelve-month period ending on such date, the ratio of (a) EBITDA for the applicable period to (b) Consolidated Interest Incurred for the applicable period.

“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Fed. Board to which the Agent is subject with respect to the Adjusted LIBO Rate, for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Fed. Board).  Such reserve percentages shall include those imposed pursuant to Regulation D.  Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under Regulation D or any comparable regulation.  The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“Unrestricted Cash” means cash and Cash Equivalents of the Borrower and the Guarantors (including cash and Cash Equivalents in the Liquidity Reserve Account) that are free and clear of Liens and not subject to any restrictions on the use thereof to pay Indebtedness or other obligations of the Borrower and Guarantors.  Unrestricted Cash deposited into a Liquidity Reserve Account shall not be subject to a “deposit arrangement” constituting a Lien under this Agreement or, for purposes of this definition, be construed as subject to restrictions on use solely by reason of being held in such Liquidity Reserve Account.

(b)                         Deleted Definitions.  The definitions of “Base CD Rate” and “Three-Month Secondary CD Rate” are deleted in their entirety from Article 1 of the Credit Agreement.

.

(c)                          Additional Definitions.  The following defined terms are hereby added to Article 1 of the Credit Agreement in correct alphabetical order:

“ACFFO Ratio” means, for the period ending the last day of any fiscal quarter of the Borrower, the ratio of (i) Adjusted Cash Flow from Operations for the four fiscal quarters then ended to (ii) Consolidated Interest Incurred by the Borrower and the Guarantors (specifically excluding any Subsidiaries that are not Guarantors) on a consolidated basis for such four fiscal quarters.

“Adjusted Cash Flow From Operations” means, as of the end of any fiscal quarter of the Borrower, the sum of (a) cash provided by (used in) operating activities for the Borrower and the Guarantors, as calculated using the “net cash provided by (used in) operating activities” line of the Borrower’s and the Guarantors’ (specifically excluding any Subsidiaries that are not Guarantors) consolidated statement of cash flow for the four consecutive fiscal quarters then ended as determined in accordance with GAAP, plus Consolidated Interest Incurred by the Borrower and Guarantors (specifically excluding any Subsidiaries that are not Guarantors) on a consolidated basis for such four consecutive fiscal quarters.

“Compliance Date” means, with respect to any fiscal quarter, the date on which annual or quarterly financials statements for the period ending on the last day of such fiscal quarter are required to be furnished with respect thereto as set forth in Section 6.1(a) or Section 6.1(b), without regard to whether such financial statements are actually furnished on such date.

“Defaulting Lender” means any Lender, as determined by the Agent, that has (a) failed to fund any portion of its Loans or participations in Letters of Credit or Swing Line Loans within five Business Days of the date required to be funded by it hereunder, (b) notified the Borrower, Agent, the LC Issuer or the Swing Line Lender in writing that it does not intend to comply with any of its funding obligations under this Agreement, (c) otherwise failed to pay over to the Agent or any other Lender any other amount required to be paid by it hereunder within three Business Days of the date when due, unless the subject of a good faith dispute, or (d) (i) becomes or is insolvent or (ii) becomes the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee or custodian appointed for it, or consents to any such proceeding or appointment.

“Deferred Tax Valuation Allowance” means any valuation allowance applied to deferred income tax assets as a result of the application of FASB Statement 109, Accounting for Income Taxes or as otherwise determined in accordance with GAAP and included in the financial statements of the Borrower.

“Fourth Amendment Effective Date” means the date on which the Fourth Amendment to this Agreement dated as of January 22, 2009 among the Borrower, the Agent and the Lenders becomes effective in accordance with its terms.

“Liquidity Reserve Account” means a segregated account(s) maintained by the Borrower with Liquidity Reserve Banks, free and clear of any and all Liens into which account deposits shall be made, and may be withdrawn only, as provided in Section 6.26.  Unrestricted Cash deposited into a Liquidity Reserve Account shall not cease to be Unrestricted Cash solely by reason of being held in such Liquidity Reserve Account.

“Liquidity Reserve Bank” means a Lender (other than a Defaulting Lender) designated by the Borrower from time to time in accordance with Section 6.26.

“Liquidity Test” has the meaning set forth in Section 6.26(a).

(d)                                 Definition of “Adjusted LIBO Rate”.  The definition of “Adjusted LIBO Rate” in Article I of the Credit Agreement is hereby amended to delete the fraction “1/100” and to insert in lieu thereof the fraction “1/16.”

(e)                                  Definition of “Borrowing Base”.  Clause (a) in the definition of “Borrowing Base” in Article I of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

(a)                                  (i) 100% of the Unrestricted Cash of the Borrower and the Guarantors in excess of $25,000,000 minus (ii) the sum of the outstanding principal amount of all Revolving Loans and Swing Line Exposure.

(f)                                    Definition of “Permitted Leverage Ratio”.  The definition of “Permitted Leverage Ratio” in Article I of the Credit Agreement is hereby deleted in its entirety.

(g)                                 Definition of “Senior Permitted Debt”.  The definition of “Senior Permitted Debt” in Article I of the Credit Agreement is amended to replace the parenthetical expression “(specifically excluding the Indebtedness of any Subsidiary that is not a Guarantor)” with the parenthetical expression “(specifically excluding the Indebtedness of any Subsidiary that is not a Guarantor, LC Exposure in the amount of any cash collateral therefor held pursuant to Sections 2.19.12 or 2.23(b) and Swing Line Exposure in the amount of any collateral therefor held pursuant to Section 2.23(b)).”

2.                                       Reduction of Aggregate Commitment.  Pursuant to Section 2.5.2 of the Credit Agreement, the Aggregate Commitment is hereby reduced from $550,000,000 to $200,000,000, allocated to each Lender’s Commitment ratably.  The amounts of the reduced Commitments of the Lenders are set forth in Schedule I hereto.  The text of Section 2.5.2 is numbered “(i)” and immediately thereafter, a new subsection (ii) is inserted to read as follows:

(ii)                                  In the event that the Consolidated Tangible Net Worth determined as of the last day of any fiscal quarter is less than $400,000,000, then effective as of the Compliance Date for such fiscal quarter, the Aggregate Commitment shall be permanently reduced to $150,000,000 and may not thereafter be increased.  Such reduction of the Aggregate Commitment shall reduce the Commitments of the Lenders ratably.  If the Aggregate Credit Exposure exceeds the Aggregate Commitment as so reduced, the Borrower shall, on or before such Compliance Date, (i) repay outstanding Loans to the extent necessary to reduce the Aggregate Credit Exposure to the amount of the Aggregate Commitment and (ii) if the Aggregate Credit Exposure upon such repayment would exceed the Aggregate Commitment, pay to the Agent an amount equal to the amount by which the Aggregate Credit Exposure (following the repayment under clause (i) above) exceeds the Aggregate Commitment, which payment under this clause (ii) shall be held in a Facility LC Collateral Account in accordance with and subject to the terms of Section 2.19.12; provided that, to the extent not applied to reimburse an LC Issuer for Reimbursement Obligations, such amount shall be returned to the Borrower from time to time to the extent that the amount deposited exceeds by more than $2,000,000 the amount by which the Aggregate Credit Exposure exceeds the Aggregate Commitment.

3.                                       Increases in Aggregate Commitments.  The third sentence of Subsection 2.5.3(i) of the Credit Agreement is amended to replace the amount of “$1,500,000,000” in clause (D) with the amount”$300,000,000,” to delete the word “and” before clause (I), to insert the word “and” at the end of clause (I) and to insert the following new clause (J) immediately thereafter:

(J) the Consolidated Tangible Net Worth set forth on any Compliance Certificate delivered to Agent prior to the Increase Date pursuant to Section 6.2(b) was not less than $400,000,000;

The fourth sentence of Subsection 2.5.3(i) is amended to replace the phrase “clauses (E) through (I)” with the phrase “clauses (E) through (J).”

4.                                       Defaulting Lenders.  The words “or a Defaulting Lender” are inserted after the phrase “is a Rejecting Lender” each time such phrase appears in Section 2.21(a); and a new Section 2.23 is hereby added to the Credit Agreement immediately after Section 2.22 to read as follows:

2.23                           Defaulting Lenders.  Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(a)                                  If such Defaulting Lender has failed to fund any portion of its Loans or participations in Letters of Credit or Swing Line Loans or otherwise failed to pay over to the Agent or any other Lender any amount required to be paid by it hereunder, the Commitment and Aggregate Credit Exposure of such Defaulting Lender shall not be included in determining the Required Lenders for purposes of taking any action hereunder;

(b)                                 subject to Section 2.23(d), if any LC Exposure or Swing Line Exposure exists at the time a Lender becomes a Defaulting Lender, then the Borrower shall within one Business Day following notice by the Agent cash collateralize such Defaulting Lender’s Pro Rata Share of the

LC Exposure and Swing Line Exposure in accordance with the procedures set forth in Section 2.19.12 (with references therein to LC Issuers and LC Exposure being construed as including references to the Swing Line Lender and Swing Line Loans, respectively) for so long as any such LC Exposure or Swing Line Exposure is outstanding, as though a Default had occurred; provided that, to the extent not applied to reimburse an LC Issuer for Reimbursement Obligations or the Swing Line Lender for Swing Line Exposure, amounts held as cash collateral pursuant to this Section 2.23(b) shall be returned to the Borrower from time to time (i) to the extent that such amounts exceed by more than $2,000,000 the amount by which the Defaulting Lenders’ Pro Rata Shares of the Aggregate Credit Exposure exceed such Defaulting Lenders’ Commitments, (ii) in full if all Defaulting Lenders cease to be parties to this Agreement or otherwise cease to be Defaulting Lenders and (iii) in an amount equal to any Lender’s Pro Rata Share of such cash collateral if such Lender ceases to be a party to this Agreement or otherwise ceases to be a Defaulting Lender.

(c)                                  so long as any Lender is a Defaulting Lender, the Swing Line Lender shall not be required to fund any Swing Line Loan; and

(d)                                 notwithstanding the provisions of Sections 2.23(b), if, within one (1) Business Day following the Agent’s notice under Section 2.23(b), the Borrower shall, by notice to the Agent, advise the Agent that, in accordance with Section 2.21, the Borrower intends to effect the assignment by such Defaulting Lender of all of its right, title and interest under this Agreement to a Person that is not a Defaulting Lender (subject to and in accordance with the provisions, of Section 12.1), the date by which the Borrower shall be required to comply with Section 2.23(b) shall be extended to the 45th day after the date of the Agent’s notice; provided that such extension shall not extend the date by which the Borrower is obligated to repay Swing Line Loans or cash collateralize LC Exposure pursuant to any other provision of this Agreement.

This subsection 2.23 may not be amended without the prior written consent of the Swing Line Lender, the LC Issuers and the Required Lenders.

5.                                       Dividends.  Section 6.16 of the Credit Agreement is hereby amended to add a new sentence at the end thereof to read as follows:

In no event shall aggregate cash dividends paid by the Borrower in any fiscal year of the Borrower ending after the Fourth Amendment Effective Date exceed $10,000,000.

6.                                       Consolidated Tangible Net Worth.  Section 6.24 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

6.24                           Consolidated Tangible Net Worth.  The Borrower shall not permit Consolidated Tangible Net Worth at any time to be less than the sum of (a) $300,000,000 plus (b) 50% of the Consolidated Net Income (without deduction for losses sustained during any fiscal quarter and excluding the effect of any decrease in or reversal of any Deferred Tax Valuation Allowance during any fiscal quarter) for each fiscal quarter subsequent to the fiscal quarter ended December 31, 2008, plus (c) 50% of the net proceeds from any equity offerings of the Borrower from and after December 31, 2008 plus (d) 100% of the amount of any reduction in or reversal of any Deferred Tax Valuation Allowance for each fiscal quarter subsequent to the fiscal quarter ended December 31, 2008.  Notwithstanding the foregoing, in the event that the Borrower shall at any time engage in an Acquisition with a purchase price (determined under GAAP) equaling or exceeding $100,000,000, the minimum Consolidated Tangible Net Worth requirement shall be adjusted to the sum of (i) 80% of the Consolidated Tangible Net Worth at the end of the fiscal quarter in which the closing of such Acquisition occurs, plus (ii) an amount equal to 50% of the Consolidated Net Income (without deduction for losses sustained in any fiscal quarter) for each fiscal quarter subsequent to the closing of such Acquisition, plus (iii) 50% of the net proceeds received by the Borrower for any capital stock issued after the closing of such Acquisition; provided, that the Consolidated Tangible Net Worth requirement shall be adjusted upon an Acquisition only if the resulting minimum Consolidated Tangible Net Worth requirement is not less than the minimum Consolidated Tangible Net Worth requirement immediately prior to giving effect to such Acquisition.

7.                                       Permitted Leverage Ratio.  Section 6.25 of the Credit Agreement is hereby amended and restated in its entirety to read as follows.

6.25                           Leverage Ratio.  The Borrower shall not permit the Leverage Ratio at any time to exceed 55%.

8.                                       Liquidity Reserve.  A new Section 6.26 is hereby added to the Credit Agreement between Sections 6.25 and 6.27 to read as follows:

6.26                           Liquidity Reserve.

(a)                                  If, at any time, the Borrower shall fail, as of the last day of a fiscal quarter for the four-quarter period ending on such date to maintain an Interest Coverage Ratio of at least 1.50 to 1.00 or an ACCFO Ratio of at least 2.00 to 1.00 (the “Liquidity Test”), the Borrower shall, not more than five (5) Business Days after the Compliance Date for such quarter, cause to be on deposit in one or more Liquidity Reserve Accounts with one or more of the Liquidity Reserve Banks (as selected by the Borrower) an amount not less than 200% of Consolidated Interest Incurred during such four-quarter period.  Within ten (10) days following such Compliance Date and on each Compliance Date thereafter, the Borrower shall furnish to the Agent a certificate confirming compliance with this Section 6.26(a) and identifying the amounts on deposit in each Liquidity Reserve Account held by each Liquidity Reserve Bank.

(b)                                 If the Borrower shall satisfy the Liquidity Test as of the last day of any fiscal quarter for the four-quarter period ending on such day and shall have furnished the financial statements and Compliance Certificate required to be furnished under Sections 6.1 and 6.2 with respect to such fiscal quarter evidencing the same, the Borrower may withdraw any and all funds from the Liquidity Reserve Accounts and shall not thereafter be required to maintain any Liquidity Reserve Accounts unless and until thereafter required pursuant to the provisions of Section 6.26(a).  If, at any time that the Borrower is required to maintain amounts on deposit in Liquidity Reserve Accounts, the amounts on deposit in Liquidity Reserve Accounts exceed 200% of the Consolidated Interest Incurred determined as of the end of any fiscal quarter and the Borrower has furnished the financial statements and Compliance Certificate required to be furnished under Sections 6.1 and 6.2 with respect to such fiscal quarter evidencing the same, the Borrower may at any time prior to the Compliance Date for the fiscal quarter next succeeding such fiscal quarter withdraw from the Liquidity Reserve Accounts an aggregate amount equal to such excess.

(c)                                  If at any time any Liquidity Reserve Bank ceases to be a Lender under this Agreement or is a Defaulting Lender, all funds held by such Liquidity Reserve Bank in a Liquidity Reserve Account shall be immediately transferred to another Liquidity Reserve Account held by another Liquidity Reserve Bank (as designated by the Borrower or, in the absence of such designation, as designated by the Agent).

(d)                                 The failure of the Borrower to satisfy the Liquidity Test alone shall not constitute a Default or Unmatured Default unless the Borrower fails to make the deposits into the Liquidity Reserve Accounts and to maintain the same as required herein.

9.                                       Land Inventory.  Section 6.29 of the Credit Agreement is hereby amended to delete the ratio “1.15 to 1.00” and to insert in lieu thereof the ratio “1.20 to 1.00.”

10.                                 Compliance Certificate.  The form of the Compliance Certificate provided for in the Credit Agreement shall be modified to (a) add to Schedule 1 thereto disclosure of amounts, if any, held in each Liquidity Reserve Account with each Liquidity Reserve Bank as of the relevant Compliance Date together with a computation of the Liquidity Test and (b) as applicable, otherwise to conform to the other terms of this Amendment.

11.                                 Borrowing Base Certificate.  The form of the Borrowing Base Certificate attached as Exhibit A to the Credit Agreement is replaced by Exhibit A attached hereto.

12.                                 Pricing Schedule.  The Pricing Schedule attached to the Credit Agreement is replaced by the Pricing Schedule appearing immediately prior to the signature pages hereto, and the pricing set forth in Level II of the Pricing Schedule shall be in effect as of the date of this Amendment.

13.                                 Conditions Precedent.  This Amendment shall be effective as of the date (“Amendment Effective Date”) upon which the following conditions are satisfied:

(a)                          The Agent shall have received from the Borrower and the Required Lenders a counterpart of this Amendment signed on behalf of each such party.

(b)                         The Agent shall have received from the Guarantors the Consent and Agreement substantially in the form attached hereto as Appendix I.

(c)                          The Agent shall have received such documents and certificates as the Agent or its counsel may reasonably request relating to the organization or formation, existence and good standing of the Borrower, the authorization of this Amendment and any other legal matters relating to the Borrower, the Agreement or this Amendment, all in form and substance satisfactory to the Agent and its counsel.

(d)                         The Agent shall have received all fees and other amounts due and payable on or prior to the Amendment Effective Date, including reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder.

The Agent shall notify the Borrower and the Lenders of the Amendment Effective Date, and such notice shall be conclusive and binding.

14.                                 Representations and Warranties.  The Borrower hereby represents and warrants that as of the date hereof:

(a)                                  The representations and warranties of the Borrower and each Guarantor in the Credit Agreement and the other Loan Documents, as applicable, are true and correct in all material respects.

(b)                                 There exists no Default or Unmatured Default.

15.                                 Ratification.  The Credit Agreement, as amended hereby, is hereby ratified and remains in full force and effect.

16.                                 Counterparts.  This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one agreement and any of the parties hereto may execute this Amendment by signing any such counterpart.

17.                                 Choice of Law.  This Agreement shall be construed in accordance with the internal laws (but without regard to the conflict of laws provisions) of the State of New York, but giving effect to federal laws applicable to national banks.

PRICING SCHEDULE

	Level I	Level II	Level III
Rating	Ba2/BB or above	Ba3/BB-	B1/B+ or below

Leverage Ratio	< 45%	> 45% < 50%	> 50%
Applicable Margin for Eurodollar Advances	2.75%	3.25%	3.75%
Applicable Margin for Alternate Base Rate	1.75%	2.25%	2.75%
Applicable Fee Rate	0.35%	0.375%	0.5%

“Rating” means the higher of the publicly announced ratings of the Borrower’s senior unsecured public debt by Moody’s and S&P.  If only one of Moody’s or S&P announces a rating of the Borrower’s senior unsecured public debt, no Rating shall be deemed to exist.

If the Level as determined by the Rating is not the same as the Level as determined by the Leverage Ratio, but no more than one Level apart, then the Applicable Margin and the Applicable Fee Rate shall correspond to the Level which causes pricing to be lower.  If the Level as determined by the Rating is more than one Level different from the Level as determined by the Leverage Ratio, then the Applicable Margin and the Applicable Fee Rate shall be one Level lower (i.e., lower pricing) than the higher of such two Levels.

Notwithstanding the foregoing, at any time at which the Interest Coverage Ratio is less than 2.00 to 1.00, the Applicable Margin and Applicable Fee Rate determined as provided above shall be increased based upon the Interest Coverage Ratio as follows:

Interest Coverage Ratio	Less than 2.00 to 1.00 but greater than or equal to 1.50 to 1.00	Less than 1.50 to 1.00 but greater than or equal to 1.00 to 1.00	Less than 1.00 to 1.00
Increase in Applicable Margin and Applicable Fee Rate	0.125%	0.25%	0.375%

The Applicable Margin and Applicable Fee Rate shall be determined in accordance with the foregoing table based on the Borrower’s status as reflected in the then most recent Ratings and the then most recent annual or quarterly financial statements of the Borrower delivered pursuant to Section 6.1(a) or (b) (the “Financials”).  Adjustments, if any, to the Applicable Margin or Applicable Fee Rate resulting from changes in the Leverage Ratio or Interest Coverage Ratio shall be effective five Business Days after the Agent has received the applicable Financials.  If the Borrower fails to deliver the Financials to the Agent at the time required pursuant to Section 6.1, then the Applicable Margin and Applicable Fee Rate shall be the highest Applicable Margin and Applicable Fee Rate set forth in the foregoing table until five days after such Financials are so delivered.  The Rating in effect on any date for the purposes of this Schedule is that in effect at the close of business on such date.

Exhibit 10.1

In the event that any of the Financials or any certificate delivered by Borrower under Section 6.2(b) is shown to be inaccurate (regardless of whether this Agreement is in effect or any Loans or Commitments are outstanding when such inaccuracy is discovered), and such inaccuracy, if corrected, would have led to the application of a higher Applicable Margin and Applicable Fee Rate for any period (an “Applicable Period”) than the Applicable Margin and Applicable Fee Rate actually applied for such Applicable Period, then (i) the Borrower shall immediately deliver to the Agent a correct certificate under Section 6.2(b) for such Applicable Period, (ii) the Applicable Margin and Applicable Fee Rate shall be determined at such higher Applicable Margin and Applicable Fee Rate for such Applicable Period, and (iii) the Borrower shall immediately pay to the Agent (for the benefit of the Lenders) the accrued additional interest and additional fees owing as a result of such higher Applicable Margin and Applicable Fee Rate for such Applicable Period.

In the event that any of the Financials or any certificate delivered by Borrower under Section 6.2(b) is shown to be inaccurate and such inaccuracy, if corrected, would have led to the application of a lower Applicable Margin and Applicable Fee Rate for any Applicable Period than the Applicable Margin and Applicable Fee Rate actually applied for such Applicable Period, and provided such inaccuracy was not as a result of any fraudulent act, then (i) the Borrower may, within 60 days of its discovery of such inaccuracy (but in no event later than one (1) year after delivery of the inaccurate Financials or certificate), deliver to the Agent a correct certificate under Section 6.2(b) for such Applicable Period and (ii) provided this Agreement is then in effect, Borrower may, from time to time after timely delivery of such correct certificate, offset, against payments of interest and fees thereafter payable under this Agreement to any Lender that received payments of interest and fees for the Applicable Period (“Overpayments”) in excess of the fees and interest that would have been payable to such Lender if such payment had been made based upon the corrected Financials and certificate, amounts not to exceed in the aggregate the Overpayments received by such Lender.  No Lender shall have any liability or obligation with respect to any Overpayment received by any other Lender nor shall any Lender have any liability or obligation with respect to any Overpayment received by it other than Borrower’s right of offset hereunder.

Exhibit 10.1

IN WITNESS WHEREOF, the Borrower and the undersigned Lenders have caused this Amendment to be duly executed as of the date first above written.

Borrower:

THE RYLAND GROUP, INC.

By:	/s/ Gordon A. Milne
Name:	Gordon A. Milne
Title:	Executive Vice President and Chief Financial Officer

Lenders:

JPMORGAN CHASE BANK, N.A.,
As Lender and Agent

By:	/s/ Kimberly Turner
Name:	Kimberly Turner
Its:	Executive Director

SIGNATURE PAGE TO FOURTH AMENDMENT TO CREDIT AGREEMENT

WITH THE RYLAND GROUP, INC.

BANK OF AMERICA, N.A.

By:	/s/ Michael W. Edwards
Name:	Michael W. Edwards
Title:	Senior Vice President

la-1010300

SIGNATURE PAGE TO FOURTH AMENDMENT TO CREDIT AGREEMENT

WITH THE RYLAND GROUP, INC.

THE ROYAL BANK OF SCOTLAND PLC

By:	/s/ William McGinty
Name:	William McGinty
Title:	Senior Vice President

la-1010300

SIGNATURE PAGE TO FOURTH AMENDMENT TO CREDIT AGREEMENT

WITH THE RYLAND GROUP, INC.

WACHOVIA BANK, NATIONAL ASSOCIATION

By:
Name:
Title:

la-1010300

SIGNATURE PAGE TO FOURTH AMENDMENT TO CREDIT AGREEMENT

WITH THE RYLAND GROUP, INC.

CITICORP NORTH AMERICA, INC.

By:	/s/ Marni McManus
Name:	Marni McManus
Title:	Vice President

la-1010300

SIGNATURE PAGE TO FOURTH AMENDMENT TO CREDIT AGREEMENT

WITH THE RYLAND GROUP, INC.

BARCLAYS BANK PLC

By:	/s/ Nicholas A. Bell
Name:	Nicholas A. Bell
Title:	Director

la-1010300

SIGNATURE PAGE TO FOURTH AMENDMENT TO CREDIT AGREEMENT

WITH THE RYLAND GROUP, INC.

COUNTRYWIDE BANK, N.A.

By:	/s/ Michael W. Edwards
Name:	Michael W. Edwards
Title:	Senior Vice President

la-1010300

SIGNATURE PAGE TO FOURTH AMENDMENT TO CREDIT AGREEMENT

WITH THE RYLAND GROUP, INC.

GUARANTY BANK

By:	/s/ Dan Killian
Name:	Dan Killian
Title:	Sr Vice President

la-1010300

SIGNATURE PAGE TO FOURTH AMENDMENT TO CREDIT AGREEMENT

WITH THE RYLAND GROUP, INC.

SUNTRUST BANK

By:	/s/ W. John Wendler
Name:	W. John Wendler
Title:	Senior Vice President

la-1010300

SIGNATURE PAGE TO FOURTH AMENDMENT TO CREDIT AGREEMENT

WITH THE RYLAND GROUP, INC.

JPMorgan Chase Bank, N.A. is the purchaser of the Commitment and Loans under the Credit Agreement referenced above from the Federal Deposit Insurance Corporation acting as receiver for Washington Mutual Bank, formerly known as Washington Mutual Bank, F.A. and is the successor owner of the Commitment and Loans.

JPMORGAN CHASE BANK, N.A.

By:	/s/ Gary Handcox
Name:	Gary Handcox
Title:	Senior Vice President

la-1010300

SIGNATURE PAGE TO FOURTH AMENDMENT TO CREDIT AGREEMENT

WITH THE RYLAND GROUP, INC.

WASHINGTON MUTUAL BANK, FA

By:
Name:
Title:

la-1010300

SIGNATURE PAGE TO FOURTH AMENDMENT TO CREDIT AGREEMENT

WITH THE RYLAND GROUP, INC.

REGIONS BANK

By:	/s/ Ronny Hudspeth
Name:	Ronny Hudspeth
Title:	Senior Vice President

la-1010300

SIGNATURE PAGE TO FOURTH AMENDMENT TO CREDIT AGREEMENT

WITH THE RYLAND GROUP, INC.

PNC BANK, NATIONAL ASSOCIATION

By:	/s/ Douglas G. Paul
Name:	Douglas G. Paul
Title:	Senior Vice President

la-1010300

SIGNATURE PAGE TO FOURTH AMENDMENT TO CREDIT AGREEMENT

WITH THE RYLAND GROUP, INC.

UBS LOAN FINANCE LLC

By:	/s/ Irja R. Otsa
Name:	Irja R. Otsa
Title:	Associate Director

By:	/s/ Richard L. Tavrow
Name:	Richard L. Tavrow
Title:	Director

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SIGNATURE PAGE TO FOURTH AMENDMENT TO CREDIT AGREEMENT

WITH THE RYLAND GROUP, INC.

COMERICA BANK

By:
Name:
Title:

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SIGNATURE PAGE TO FOURTH AMENDMENT TO CREDIT AGREEMENT

WITH THE RYLAND GROUP, INC.

NATIXIS

By:	/s/ Natalie Trojan
Name:	Natalie Trojan
Title:	Director

By:	/s/ Marie-Edith Dugeny
Name:	Marie-Edith Dugeny
Title:	Managing Director

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SIGNATURE PAGE TO FOURTH AMENDMENT TO CREDIT AGREEMENT

WITH THE RYLAND GROUP, INC.

CALYON NEW YORK BRANCH

By:	/s/ Robert Smith
Name:	Robert Smith
Title:	Managing Director

By:	/s/ Brian Myers
Name:	Brian Myers
Title:	Managing Director

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SIGNATURE PAGE TO FOURTH AMENDMENT TO CREDIT AGREEMENT

WITH THE RYLAND GROUP, INC.

CITY NATIONAL BANK

By:	/s/ Xavier Barrera
Name:	Xavier Barrera
Title:	Vice President

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SIGNATURE PAGE TO FOURTH AMENDMENT TO CREDIT AGREEMENT

WITH THE RYLAND GROUP, INC.

THE GOVERNOR AND COMPANY OF THE BANK OF IRELAND

By:	/s/ Conor Linehan
Name:	Conor Linehan
Title:	Director

By:	/s/ Robert D. Gominiak
Name:	Robert D. Gominiak
Title:	Director

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SIGNATURE PAGE TO FOURTH AMENDMENT TO CREDIT AGREEMENT

WITH THE RYLAND GROUP, INC.

CHANG HWA COMMERCIAL BANK,
LTD., LOS ANGELES BRANCH

By:	/s/ Tom Tsai
Name:	Tom Tsai
Title:	VP & Assistant General Manager

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SIGNATURE PAGE TO FOURTH AMENDMENT TO CREDIT AGREEMENT

WITH THE RYLAND GROUP, INC.

FIRST COMMERCIAL BANK,
LOS ANGELES BRANCH

	By:	/s/ Wen-Han Wu
	Name:	Wen-Han Wu
	Title:	Deputy and General Manager

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SIGNATURE PAGE TO FOURTH AMENDMENT TO CREDIT AGREEMENT

WITH THE RYLAND GROUP, INC.

MALAYAN BANKING BERHAD,
NEW YORK BRANCH

	By:	/s/ Fauzi Zulkifli
	Name:	Fauzi Zulkifli
	Title:	General Manager

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SCHEDULE 1

COMMITMENTS

Lender	Pro rata Share	Existing Commitment	Pro forma Commitment For Fourth Amendment

JPMORGAN / WASHINGTON MUTUAL BANK	13.3216%	$73,268,636.97	$26,643,140.72
REGIONS BANK	4.4111	24,261,138.07	8,822,232.03
BANK OF AMERICA, N.A.	8.8222	48,522,276.14	17,644,464.05
BANK OF IRELAND	1.9850	10,917,512.13	3,970,004.41
BARCLAYS BANK PLC	6.6167	36,391,707.10	13,233,348.04
CALYON NY BRANCH	2.6467	14,556,682.84	5,293,339.21
CHANG HWA COMMERCIAL BANK LTD.	0.8822	4,852,227.61	1,764,446.40
CITICORP NORTH AMERICA INC.	8.8222	48,522,276.14	17,644,464.05
CITY NATIONAL BANK, N.A.	2.2056	12,130,569.04	4,411,116.01
COMERICA BANK	3.0878	16,982,796.64	6,175,562.41
COUNTRYWIDE BANK, N.A.	6.6167	36,391,707.10	13,233,348.04
FIRST COMMERCIAL BANK	0.8822	4,852,227.61	1,764,446.40
GUARANTY BANK	5.7345	31,539,479.49	11,468,901.63
MALAYAN BANK BERHAD	0.4411	2,426,113.81	882,223.20
NATIXIS, SA	3.0878	16,982,796.64	6,175,562.41
PNC	3.9700	21,835,024.26	7,940,008.82
THE ROYAL BANK OF SCOTLAND PLC	8.8222	48,522,276.14	17,644,464.05
SUNTRUST BANK, INC.	5.2933	29,113,365.68	10,586,678.43
UBS AG	3.5289	19,408,910.45	7,057,785.62
WACHOVIA BANK, N.A.	8.8222	48,522,276.14	17,644,464.05
	100.0000%	$550,000,000.00	$200,000,000.00

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EXHIBIT A

BORROWING BASE CERTIFICATE

The undersigned, being the duly elected                                                of The Ryland Group, Inc. (the “Company”) hereby certifies that the following is a true and correct calculation of the Borrowing Base as of                            (the “Statement Date”).  Capitalized terms used but not defined herein shall have the meanings set forth in the Credit Agreement dated as of January 12, 2006, as amended, extended, supplemented or otherwise modified from time to time (the “Agreement”), by and among the Company, the several financial institutions party thereto (the “Lenders”) and JPMorgan Chase Bank, N,A,, as agent for the Lenders.

Period Ending/Statement Date:	, 200

($000’s)

Homes Proceeds Receivables	$
Sold - Construction in Progress/Completed	$
Unsold - Construction in Progress/Completed	$
Finished Lots	$
Land Under Development	$
Raw Land - Entitled	$
Raw Land - Unentitled	$

Total Inventory	$

Borrowing Base Calculation

A.            Borrowing Base.

1.             The following Unencumbered Real Estate Inventory, Home Proceeds Receivables and Unrestricted Cash of the Company and any Guarantor qualify for inclusion in the Borrowing Base (all figures are as of Statement Date):

100% of Unrestricted Cash in excess of $25,000,000 minus the sum of the principal amount of all Revolving Loans and Swing Line Exposure:	$
90% of Home Proceeds Receivable	$
90% of the book value of Sold Construction in Progress and Sold Completed Units	$
80% of the book value of Unsold Construction in Progress and Unsold Completed Units	$
70% of the book value of Finished Lots	$
50% of the book value of Land Under Development	$
25% of the book value of Raw Land – Entitled	$

Total	$

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2.             The sum of 70% of Finished Lots, 50% of Land Under Development and 25% of Raw Land Entitled shall not exceed 40% of the Borrowing Base

70% of the book value of Finished Lots	$
50% of the book value of Land Under Development	$
25% of the book value of Raw Land - Entitled	$
$
40% of Borrowing Base	$
Cushion/(Violation)	$

3.             25% of the book value of Raw Land - Entitled shall not exceed 10% of the Borrowing Base

25% of book value of Raw Land - Entitled	$
10% of Borrowing Base	$
Cushion/(Violation)	$

4.             The Total Borrowing Base equals the total in item 1 above

Less adjustments (if any) required under item 2 or 3 above	$

Total Borrowing Base	$

B.            Senior Permitted Debt. The following figures are as of the Statement Date:

Senior Permitted Debt:
Loans, including Swing Line Loans (excluding Swing Line Exposure in the amount of cash collateral held pursuant to Section 2.23(b)	$
Outstanding Facility LCs issued under the Agreement (excluding LC Exposure in the amount of cash collateral held pursuant to Sections 2.19.12 or 2.23(b)	$
Reimbursement Obligations	$
Other Senior Permitted Debt (as itemized in Annex I)	$
Total Senior Permitted Debt	$

Borrowing Base surplus/(deficit)	$

IN WITNESS WHEREOF, the undersigned has executed this Borrowing Base Certificate as of                                               , 200  .

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ANNEX I

TO BORROWING BASE CERTIFICATE

Description of other Senior Permitted Debt		Amount

a.	5.375% Senior Notes due 2015	$
b.	5.375% Senior Notes due 2012	$
c.	6.875% Senior Notes due 2013	$
d.	Third party financial LC’s	$
e.		$

$

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Appendix I

CONSENT AND AGREEMENT OF GUARANTORS

THIS CONSENT AND AGREEMENT OF GUARANTORS (“Consent”) is executed and delivered as of January 22, 2009, by the undersigned (the “Guarantors”), in favor of the “Lenders” under that certain Credit Agreement dated January 12, 2006, among The Ryland Group, Inc., the Lenders from time to time parties thereto and JPMorgan Chase Bank, N.A., in its capacity as Agent.  Such Credit Agreement, as it has been and may be amended, modified or supplemented from time to time, is hereinafter referred to as the “Credit Agreement.”  Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to them in the Credit Agreement.

W I T N E S S E T H:

WHEREAS, the Guarantors have executed and delivered a Guaranty dated January 12, 2006 in favor of the Lenders under the Credit Agreement or a Supplemental Guaranty thereto (collectively, the “Guaranty”); and

WHEREAS, the Borrower, the Agent and certain Lenders have entered into that certain Fourth Amendment to Credit Agreement of even date herewith amending the Credit Agreement (the “Amendment”); and

WHEREAS, it is a condition to the Amendment that the Guarantors shall have executed this Consent;

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Guarantors hereby consent to the Amendment and agree that (a) the Guaranty continues in full force and effect and (b) they have no defense, counterclaims or offsets with respect to any of their respective obligations under the Guaranty..

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IN WITNESS WHEREOF, this Consent has been duly executed by the Guarantors as of the day and year first set forth above.

[Guarantors]

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